Exhibit 99.4

ggCircuit, LLC

Unaudited Condensed Consolidated Financial Statements

and Independent Auditors’ Review Report

As of March 31, 2021 and December 31, 2020

and for the Three Months Ended March 31, 2021 and 2020

ggCircuit, LLC

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Members of

ggCircuit, LLC

We have reviewed the accompanying condensed consolidated financial statements of ggCircuit, LLC (an Indiana corporation) and Subsidiary (collectively, the “Company”), which comprise the condensed consolidated balance sheet of as of March 31, 2021, and the related condensed consolidated statements of operations and comprehensive loss, changes in members’ deficit, and cash flows for the three-month periods ended March 31, 2021 and 2020, and the related notes.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the condensed interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Consolidated Balance Sheet as of December 31, 2020

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in members’ equity (deficit), and cash flows for the year then ended (not presented herein); and in our report dated April 21, 2021, we expressed an unmodified audit opinion on those audited consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2020, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ Friedman LLP

Marlton, New Jersey

August 4, 2021

1

ggCircuit, LLC

Condensed Consolidated Balance Sheets

March 31, 2021 and December 31, 2020

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets

Current assets:
Cash	$472,558	$56,915
Accounts receivable, net	103,973	158,416
Prepaid expenses	19,274	21,892

Total current assets	595,805	237,223

Equipment, net	7,704	8,860

Other assets:
Software development costs, net	136,894	171,126

Total assets	$740,403	$417,209

Liabilities and Members’ Deficit

Current liabilities:
Revolving credit facility	$600,000	$600,000
Operating advance	600,000	-
Paycheck protection program loan	85,750	10,000
Note payable, member	200,000	200,000
Accounts payable and other liabilities	367,943	250,023
Accounts payable - related party	-	4,550
Deferred revenue	196,992	235,770

Total current liabilities	2,050,685	1,300,343

Noncurrent liabilities:
Long-term debt - EIDL	150,000	150,000

Total liabilities	2,200,685	1,450,343

Contingencies

Members’ deficit	(1,460,282)	(1,033,134)

Total liabilities and members’ deficit	$740,403	$417,209

See accompanying notes to the unaudited condensed consolidated financial statements.

2

ggCircuit, LLC

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	2021	2020

Revenue, net:
Subscriptions, net (including related party subscription
revenue of $1,337 for the three months ended
March 31, 2020)	$176,510	$182,668
Consulting	215,077	145,660
Strategic partnership	214,081	150,000

Total revenue, net	605,668	478,328

Cost of revenue:
Support and maintenance	65,594	103,400
Professional services	92,174	42,676
Web hosting	39,355	81,937

Total cost of revenue	197,123	228,013

Gross profit	408,545	250,315

Operating expenses:
Sales, general, and administrative	177,102	226,808
Sales, general, and administrative - related party	37,500	75,000
Product research and development	318,519	371,698
Product research and development - related party	71,127	70,451
Depreciation and amortization	35,388	26,868

Total operating expenses	639,636	770,825

Other income (expense):
Gain on extinguishment of debt	10,000	-
Loss on write-off of advances to affiliate	-	(70,000)
Interest expense - related party	(4,063)	(1,354)
Transaction costs (Note 1)	(201,986)	-

Total other expense, net	(196,049)	(71,354)

Net loss	(427,140)	(591,864)

Other comprehensive loss:

Foreign currency translation adjustment	(8)	(2,489)

Comprehensive loss	$(427,148)	$(594,353)

See accompanying notes to the unaudited condensed consolidated financial statements.

3

ggCircuit, LLC

Condensed Consolidated Statements of Changes in Members’ Deficit

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

Balance, January 1, 2020 - 111,111 units issued and outstanding	$140,075

Net loss	(591,864)
Foreign currency translation adjustment	(2,489)

Balance, March 31, 2020 - 111,111 units issued and outstanding	$(454,278)

Balance, January 1, 2021 - 111,111 units issued and outstanding	(1,033,134)

Net loss	(427,140)
Foreign currency translation adjustment	(8)

Balance, March 31, 2021 - 111,111 units issued and outstanding	$(1,460,282)

See accompanying notes to the unaudited condensed consolidated financial statements.

4

ggCircuit, LLC

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	2021	2020
Cash flows from operating activities:
Net loss	$(427,140)	$(591,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt	-	1,200
Depreciation and amortization	35,388	26,868
Gain on extinguishment of debt	(10,000)	-
Write-off of advances to affiliate	-	70,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	54,443	(75,149)
Prepaid expenses	2,618	5,429
Increase (decrease) in:
Accounts payable and other liabilities	117,912	35,344
Accounts payable - related party	(4,550)	(4,875)
Deferred revenue	(38,778)	94,721

Net cash used in operating activities	(270,107)	(438,326)

Cash flows from investing activities:
Due from related party	-	(15,000)

Net cash used in investing activities	-	(15,000)

Cash flows from financing activities:
Operating advance	600,000	-
Proceeds from paycheck protection program loan	85,750	-
Borrowings from note payable, member	-	250,000

Net cash provided by financing activities	685,750	250,000

Net increase (decrease) in cash	415,643	(203,326)

Cash, beginning of the period	56,915	246,736

Cash, end of the period	$472,558	$43,410

Supplementary disclosure of cashflow information:
Interest paid	$2,709	$-

Noncash investing and financing activities:
Principal of paycheck protection program loan forgiven	$10,000	$-

See accompanying notes to the unaudited condensed consolidated financial statements.

5

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

1. Description of Business

ggCircuit, LLC (ggCircuit) was organized as an Indiana limited liability company in March 2018 to provide software as a service (SaaS) and leading-edge solutions for the esports industry. ggCircuit and its wholly-owned subsidiary, ggCircuit Limited (GG Limited) (collectively, the Company) offers proprietary software management and rewards platforms for esports gaming centers and connects player communities with publishers and product manufacturers. The Company’s Limited Liability Company Agreement (Operating Agreement) provides for two classes of common units (Units). ggCircuit has authorization under the Operating Agreement to issue one million Units. As of March 31, 2021 and December 31, 2020, ggCircuit had 111,111 Class A Units issued and outstanding. There were no Class B Units issued as of March 31, 2021 and December 31, 2020. Under the terms of the Operating Agreement, the term of ggCircuit will continue perpetually unless sooner terminated as provided in the Operating Agreement. Under the terms of the Operating Agreement, a Member’s liability is limited to capital contributions previously made by such member and shall have no personal liabilities for ggCircuit or each other.

GG Limited is a private limited company under the registered office in Northern Ireland incorporated in July 2015. GG Limited provides SaaS services to esport centers worldwide. GG Limited is wholly-owned by ggCircuit.

ggCircuit, LLC Purchase Agreement

In January 2021, the Company entered into a purchase agreement with Esports Entertainment Group, Inc. (Esports) whereby Esports can acquire from the members of the Company all of the issued and outstanding membership units of the Company (GGC Units), making the Company a wholly owned subsidiary of Esports (referred to as the GGC Purchase Agreement).

As consideration for the GGC Units, Esports agreed to pay the members of the Company $26,000,000 to be paid fifty percent (50%) in shares of Common Stock (the GGC Share Consideration) of Esports, and fifty percent (50%) in cash. The Closing under the GGC Purchase Agreement was subject to the simultaneous closing under a similar Purchase Agreement with Helix Holdings, LLC (Helix). The Closing was also subject to (i) the completion of the Fairness Opinion; (ii) an audit as of and for the two years ended December 31, 2020 of the Company; and (iii) the approval of Esports’ shareholders to the issuance of the GGC Share Consideration and Helix Share Consideration in satisfaction of NASDAQ Rule 5635(a).

In connection with the negotiation of the GGC Purchase Agreement, Esports advanced an aggregate of $600,000 to the Company during 2020 (Esports Loan) under an a revolving credit facility agreement with Esports (see Note 6). If closing took place prior to May 14, 2021, Esports would have received a full credit against the purchase price for the Esports Loan.

Upon execution of the GGC Purchase Agreement, Esports paid the Company an additional $600,000 to be used for operating expenses pending the Closing (the Operating Expense Payments) (See Note 6). If the Closing took place on or prior to April 30, 2021, Esports would have received a full credit against the GGC Purchase Price for the Operating Expense Payments. If the Closing took place after April 30, 2021 but prior to May 14, 2021, Esports would have received a 60% credit against the GGC Purchase Price for the Operating Expense Payments and the remaining 40% of the Operating Expense Payments would be forgiven. If Closing took place after May 14, 2021, 50% of the Operating Expense Payments would be repayable to Esports and the remaining 50% of the Operating Expense Payments would be forgiven.

6

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Amendment to ggCircuit LLC Purchase Agreement

On May 21, 2021, Esports and the Company amended the GGC Purchase Agreement pursuant to the Amendment No. 1 to Equity Purchase Agreement (the GGC Amendment) to, among other things, (A) update Exhibit A thereto; (B) provide for an additional indemnifiable event by the Company’s Equity Holders under Section 10.02 of the GGC Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of the Company; (C) extend the End Date (as defined in the GGC Purchase Agreement) to June 3, 2021; (D) provide for a non-refundable operating expense payment to the Company in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, Esports is required to make an additional non-refundable payment in the amount of $100,000 to the Company; (E) increase the amount of the Purchase Price (as defined in the GGC Purchase Agreement) to be paid in cash from $13,000,000 to $15,000,000 and reduce the amount of the Purchase Price to be paid in stock from $13,000,000 to $11,000,000; and (F) change the Stock Payment (as defined in the GGC Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $11,000,000 of the Purchase Price being payable to the Company Equity Holders in shares of the Esports’s common stock valued at $13.25 per share (830,189 shares).

ggCircuit LLC Purchase Agreement Closing

On June 1, 2021, Esports, the Company and the Company Equity Holders, having met all conditions precedent in the GGC Purchase Agreement, consummated the closing for the GGC Units (the GGC Closing). Pursuant to the GGC Purchase Agreement, as consideration for the GGC Units, Esports paid the Company Equity Holders at the GGC Closing: (i) $15,000,000 in cash (the GGC Cash Consideration) and $11,000,000 in stock (the GGC Stock Consideration) through the issuance of 830,189 shares of the Esports’s common stock, par value $0.0001 per share. In connection with the GGC Cash Consideration, Esports received credit for certain loans and operating expense payments made by Esports to the Company during 2020 and 2021 (see Note 6).

2. Liquidity and Going Concern

The Company has incurred substantial losses and cash used in operating activities since inception. For the three months ended March 31, 2021 and 2020, the Company had a net loss of $427,140 and $591,864 and net cash used in operations of $270,107 and $438,326, respectively. As of March 31, 2021 and December 31, 2020, the Company had a members’ deficit of $1,460,282 and $1,033,134, respectively. The Company was acquired by Esports on June 1, 2021 (see Note 1). Esports is expected to provide the necessary liquidity required to pay for operating costs and continue to finance business activities. Based on the cash generated from operations, available cash, and liquidity expected to be provided by Esports, the Company expects to have available funds to satisfy its current obligations to continue operations. As a result, the acquisition with Esports has alleviated the going concern doubt that existed at December 31, 2020.

The outbreak of the 2019 coronavirus disease (COVID-19), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread, adversely affected workforces, economies, and financial markets globally. Due to outbreak of COVID-19, esports gaming centers have experienced negative effects and noticeable disruptions from COVID-19

7

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Liquidity and Going Concern (continued)

related restrictions. The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and new information may emerge concerning the COVID-19 pandemic which may result in continued negative effects to the esports industry.

3. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its Unaudited Interim Condensed Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in consolidation.

Unaudited Interim Condensed Financial Statements

The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual financial statements, and, in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for the fair statement of the Company’s financial position as of March 31, 2021 and its results of operations and cash flows for the three months ended March 31, 2021 and 2020. The financial data and other financial information disclosed in the notes to these condensed consolidated financial statements related to the three-month periods are also unaudited. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results expected for the full fiscal year or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes as of and for the year ended December 31, 2020.

Estimates

The preparation of Unaudited Interim Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Occasionally, balances may exceed the FDIC deposit insurance amount; that excess is uninsured. The Company did not have cash equivalents at March 31, 2021 and December 31, 2020.

Accounts Receivables

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within a set time period from the invoice date. Accounts receivable are stated at the amount management expects to collect on outstanding balances from customers.

8

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. If actual collections experience changes, revision to the allowance may be required. Accounts are written off against the allowance when they are determined to be uncollectible based on management’s assessment of individual accounts. There was no allowance for doubtful accounts at March 31, 2021. The allowance for doubtful accounts was $15,600 at December 31, 2020. Bad debt expense was $1,200 for the three months ended March 31, 2020. There was no bad debt expense for the three months ended March 31, 2021.

Prepaid Expenses

Prepaid expenses represent goods or services for which payment has been made but the goods have not been received or services have not been rendered.

Equipment

Equipment is recorded at cost and depreciated using the straight-line method over the assets’ estimated useful lives. Repair and maintenance costs are expensed as incurred. Estimated useful life for equipment was three years.

Software Development Costs

Costs incurred to develop software for internal-use are capitalized and amortized over the useful life of the software. Amortization of capitalized software development costs begin when the application is substantially complete and ready for its intended use. Amortization is computed using the straight-line method over the estimated economic life of the product which is estimated to be three years. Costs related to design or maintenance of internal-use software are expensed as incurred.

Long-lived Assets

Long-lived assets, including definite-life intangible assets, are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount to future undiscounted cash flows expected to be generated by the related asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount exceeds the estimated fair value of the asset. No impairment was recognized for long-lived assets for the three months ended March 31, 2021 and 2020. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Income Taxes

ggCircuit is a limited liability company and has elected to be taxed as a partnership in accordance with provisions of the Internal Revenue Code. The members report their share of ggCircuit’s income or loss on their individual income tax return. Accordingly, ggCircuit does not provide for income taxes in the consolidated financial statements.

9

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Income Taxes (continued)

GG Limited is a private limited company subject to the tax jurisdiction of Northern Ireland. Under statutory requirements of Northern Ireland, GG Limited is subject to business tax on its profits. GG Limited provides for current and deferred tax liabilities and assets using an asset and liability approach, along with a valuation allowance as appropriate. Deferred income taxes arise from temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss and tax credit carryforwards, if any. Deferred income taxes are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The Company reviews its tax positions for uncertainty and records a provision for tax positions which may not be sustained based on their technical merits if examined by the taxing authorities. At March 31, 2021 and December 31, 2020, there were no matters requiring a provision for uncertain tax positions. The tax years 2018-2020 remain open to examination by the taxing jurisdictions to which the Company is subject.

Revenue Recognition

The Company determines revenue recognition by:

●	Identifying the contract, or contracts, with a customer;
●	Identifying the performance obligations in each contract;
●	Determining the transaction price;
●	Allocating the transaction price to the performance obligations in each contract; and
●	Recognizing revenue when, or as, performance obligations are satisfied by transferring the promised goods or services.

Revenue Recognition

Subscription Revenue, Net – revenue generated by subscription services through the Company’s cloud-based esport management platform provided to customers net of discounts and coupons. The Company’s primary performance obligation is to provide the customer access to the hosted platform. The Company recognizes subscription revenue ratably over the term of the contract, which can range from one month to one year in duration, beginning on the date the customer is provided access to the Company’s hosted software platform.

Consulting Revenue - revenue generated by services provided to customers to provide hardware and equipment, sourcing, training, planning, and technology implementation services. The Company considers hardware and equipment, and implementation services (sourcing, training, planning, and technology implementation services), and design of user interface as separate performance obligations. Revenue for hardware equipment and design of custom user interface is recognized at a point in time, upon delivery and completion. Implementation services are recognized over time, as services are performed.

10

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Strategic Partnership Revenue - revenue generated from partnership contracts with strategic customers. The partnership contracts are negotiated agreements, which contain both licensing arrangements of intellectual property and development services, including fixed and variable components. The variability of revenue is driven by development plans and results of sales as specified by the partnership contract, which are known as of an invoice date. Partnership contracts generally do not have terms that extend beyond one year. The Company considers licensing arrangements and development services as separate performance obligations. Licensing revenues are recorded over time. Revenue associated with development is recognized over time, as labor is incurred.

Contracts with Multiple Performance Obligations

Some of our contracts with customers contain multiple performance obligations. For these contracts, we account for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. We determine the standalone selling prices based on our overall pricing objectives, taking into consideration market conditions and other factors, including the value of our contracts, the SaaS sold, customer demographics, geographic locations, and the number and types of users within our contracts.

Deferred Revenue

Deferred revenue primarily consists of customer payments received in advance of revenues being recognized from our subscription and strategic partnership contracts.

	March 31,	December 31,
	2021	2020

Beginning of the period	$235,770	$180,982
Additions	231,658	1,115,774
Revenue recognized	(270,436)	(1,060,986)

End of the period	$196,992	$235,770

Practical Expedients

As permitted under ASU 2014-09 (and related ASUs), the Company has elected to use the following practical expedients that are available under Topic 606:

●	To recognize commission expense, an incremental cost of obtaining a contract, as an expense when incurred if the amortization period of the asset that would have been recognized is one year or less;

●	To apply the revenue standard to a portfolio of contracts (or performance obligations) with similar characteristics, as it expects that the effects on the consolidated financial statements of applying this guidance to the portfolio would not differ materially from applying this guidance to the individual contracts; and

11

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

●	The Company has elected the significant financing component practical expedients in applying Topic 606. Accordingly, the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

Sales Tax

The Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable.

Concentrations of Business and Credit Risk

The Company reviews the credit history of customers before extending credit, monitors receivable balances closely, and establishes allowances for doubtful accounts based on specific customer risk, industry risks, historical trends, and other information. The Company does not require collateral for accounts receivables.

Three customers accounted for 23%, 26%, and 11% of the Company’s consolidated revenue for the three months ended March 31, 2021. One customer accounted for 31% consolidated revenue for the three months ended March 31, 2020. Three customers accounted for 21%, 35%, and 15% of the Company’s consolidated accounts receivable at March 31, 2021 and accounted for 27%, 21%, and 18% of the Company’s consolidated accounts receivable at December 31, 2020.

One related party vendor, Velocity 42 (see Note 10), represented approximately 11% of total expenditures for each of the three months ended March 31, 2021 and 2020.

Foreign Currency Translation

The British pound is the functional currency of GG Limited. The Company translates the functional currency into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet, and a weighted average rate for the period in the unaudited condensed consolidated statements of operations and comprehensive loss. Translation adjustments of $4,595 and $4,603 are reflected as accumulated other comprehensive income in members’ deficit at March 31, 2021 and December 31, 2020, respectively.

Advertising Costs

The Company incurs advertising costs in the normal course of business, which are expensed as incurred. Advertising costs were $6,423 and $21,199 for the three months ended March 31, 2021 and 2020, respectively, and are included in sales, general, and administrative expense in the unaudited condensed consolidated statements of operations.

12

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Research and Development Costs

Expenditures for research and development activities relating to software development are expensed as incurred. Research and development costs were $389,646 and $442,149, for the three months ended March 31, 2021 and 2020, respectively.

Variable Interest Entity

In accordance with Accounting Standards Codification 810, the Company considers entities affiliated with the Company through common ownership to be Variable Interest Entities (VIE). Under the consolidation guidance, the Company must make an evaluation of the entity to determine if they are required to be consolidated.

Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

In October 2018, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (ASU 2018-17).

ASU 2018-17 permits a private company (the reporting entity) to elect an alternative not to apply variable interest entity (VIE) guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; (c) the legal entity under common control is not a public business entity; and (d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810.

The Company determined that Tilt, LLC, Velocity 42, and Helix eSports LLC met all of the criteria of the private company alternative and has elected not to evaluate the entity for potential consolidation.

Recently Issued Accounting Guidance

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, which includes the Company’s accounts receivables, certain financial instruments, and contract assets. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022, and requires a cumulative effect adjustment to the balance sheet as of the beginning of the first reporting

13

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Recently Issued Accounting Guidance (continued)

period in which the guidance is effective. ASU 2016-13 will become effective for the Company on January 1, 2023. The Company is evaluating the new guidance and its impact, if any, on the accompanying unaudited condensed consolidated financial statements.

4. Accounts Receivable

	March 31,	December 31,
	2021	2020

Accounts receivable	$103,973	$174,016
Allowance for doubtful accounts	-	(15,600)

	$103,973	$158,416

5. Software Development Costs

	March 31,	December 31,
	2021	2020

Software development costs	$410,775	$410,775
Less accumulated amortization	(273,881)	(239,649)

	$136,894	$171,126

Amortization expense was $34,232 and $25,712 for the three months ended March 31, 2021 and 2020, respectively.

Estimated amortization expense in each of the succeeding years is as follows:

Years ending December 31,

For the 9 months ended December 31, 2021	$86,460
2022	39,069
2023	11,365

$136,894

14

ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

6. Loans Payable

Revolving Credit Facility

In September 2020, the Company entered into a letter of intent with a third-party (Esports) for the sale of all the stock and assets of the Company (see Note 1). In conjunction with the acquisition, on September 22, 2020 (the effective date), the Company entered into an agreement with the acquirer of the Company for a revolving credit facility with maximum availability of $600,000 with interest rate of 0%. The credit facility matures the earlier of 12 months following the effective date or the date the transaction is completed or terminated. At March 31, 2021 and December 31, 2020, the outstanding balance of the revolving credit facility was $600,000. In connection with the GGC Closing, the closing did not take place by May 14, 2021; however, the outstanding balance of the Esports Loan totaling $600,000 was credited to Esports as a reduction to the purchase price upon Closing.

Operating Expense Payments

In January 2021, in connection with the Operating Expense Payments (see Note 1), the Company entered into a Promissory Note with a principal amount of $600,000. In addition to the credit terms stated in Note 1, in the event that the GGC Purchase Agreement is terminated prior to Closing by Esports for Cause, or by the Company or the Company Holders, other than by reason of the Closing not having taken place on or prior to May 14, 2021, Esports will be entitled to repayment of 100% of the Principal Amount. Any required repayments to Esports resulting from a termination of the GGC Purchase Agreement prior to Closing, as provided immediately above, will be payable to Esports upon the earlier of (i) the consummation of a debt or equity financing in the aggregate amount of not less than $4.5 million by an Acquired Company, and (ii) January 26, 2022. The Promissory Note bears no interest, except default interest at the rate of 6.5% per annum until paid, triggered upon failure of the Company to pay when due any amount of principal. The acquisition of ggCircuit did not close by May 14, 2021, and therefore, Esports forgave $300,000 of the Operating Expense Payments. The remaining amount of $300,000 was credited to Esports as a reduction to the purchase price upon Closing.

7.	Long-term debt

In May 2020, ggCircuit entered into an Economic Injury Disaster Loan (EIDL) under the U.S. Small Business Administration (SBA) with a principal amount of $150,000. Interest on the loan accrues at 3.75% per annum. Commencing in June 2021, the loan is payable in monthly installments of $731 including principal and interest through May 2050. The loan is secured by substantially all of the Company’s assets and is guaranteed by the Company’s majority members. Proceeds of EIDL can only be used by the Company as working capital to alleviate economic injury in accordance with the terms of the EIDL agreement. Under the terms of the loan, if the Company changes ownership without SBA’s prior written consent, the loan will be considered to be in default and the SBA may a) require immediate payment of all amounts owing under this Note; b) have recourse to collect all amounts owing from any Borrower or Guarantor (if any); c) file suit and obtain judgment; d) take possession of any Collateral; or e) Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement. On June 4, 2021, the principal of the EIDL in the amount of $150,000 was paid in full.

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ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Long-term Debt (continued)

Long-term debt matures as follows:

Years ending December 31,

For the 9 months ended December 31, 2021	$-
2022	-
2023	2,550
2024	3,299
2025	3,425
Thereafter	140,726

Total	$150,000

8. Paycheck Protection Program

In April 2020, the Company received funding pursuant to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) Paycheck Protection Program (the Program) in the amount of $85,750. Under the terms of the Program, recipients may be granted forgiveness for all or a portion of the funding if that amount is used for qualifying expenses as described in the CARES Act. The Company used the entire amount for qualifying expenses and met all other eligibility criteria for forgiveness in the Program. A portion of the loan in the amount of $75,750 was forgiven in November 2020. At December 31, 2020, the outstanding balance was $10,000 and was forgiven in January 2021.

In February 2021, the Company entered into another bank loan pursuant to the Program with principal amounts of $85,750. Interest on the loan accrues at 1.0% per annum. The Company can apply for forgiveness of this loan. Under the terms of this loan, the borrower is in default if the Company changes ownership without prior consent of the lender. If there is a default, the lender may a) require immediate payment of all amounts owing under this Note; b) collect all amounts owing from any Borrower or Guarantor; c) file suit and obtain judgment; d) take possession of any Collateral; or e) sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement. Commencing in November 2021, the loan is payable in monthly installments of principal plus interest through February 2026. On June 14, 2021, the loan in the amount of $85,750 was forgiven.

9. Related-party Transactions

Related parties are entities affiliated with the Company through common ownership.

Tilt

For the three months ended March 31, 2020, the Company made $15,000 in advances to Tilt, LLC (Tilt), an entity owned by a member of the Company, primarily to accommodate financing needs of this related entity. The advance bears no interest. For the three months ended March 31, 2020, $70,000 in advances to Tilt were written off. For the three months ended March 31, 2020 the Company incurred $37,500 in management fees from Tilt. There were no management fees incurred from Tilt for the three months ended March 31, 2021.

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ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Velocity 42

For the three months ended March 31, 2021 and 2020, the Company incurred $71,127 and $70,451, respectively, in product research and development expenses provided by Velocity 42, an entity with common ownership. For each of the three months ended March 31, 2021 and 2020 the Company incurred $37,500, in management fees from Velocity 42. At December 31, 2020, the Company had $4,550 due to Velocity 42. There were no amounts due to Velocity 42 at March 31, 2021.

Helix eSports LLC

The Company receives revenue for services provided to certain affiliates. Revenue is based on contractually agreed-upon rates and charged to affiliates based on services provided. For the three months ended March 31, 2020, the Company provided services to Helix eSports LLC (Helix eSports), a related party under common ownership, for services related to subscription services of $1,337. There were no related party revenues from Helix eSports for the three months ended March 31, 2021.

Note Payable, Member

In April 2020, a member of the Company loaned funds to the Company. As of March 31, 2021 and December 31, 2020, the outstanding balance was $200,000. The note accrues interest at 6.5% per annum and is payable at maturity on March 31, 2021. Upon maturity, if principal and interest are not paid in full, the loan is deemed to be in default and converts to a term loan with monthly payments of principal and interest through June 1, 2022. Interest on the term loan would be 10.5% per annum. Interest incurred during the three months ended March 31, 2021 and 2020, was $4,063 and $1,354, respectively. In March 2021, the loan was amended to extend the maturity date to July 1, 2021. On May 31, 2021, the outstanding balance in the amount of $200,000 was paid in full.

10. Income Tax

Deferred tax assets were comprised of the following temporary differences:

	March 31,	December 31,
	2021	2020

Net operating loss carryforwards	$33,354	$32,991
Less valuation allowance	(33,354)	(32,991)
	$-	$-

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ggCircuit, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

Income Tax (continued)

A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. The Company is in a cumulative loss position, which represents significant negative evidence for the Company to determine that a full valuation allowance be established against its deferred tax assets in its non-U.S. jurisdiction. The valuation allowance will offset assets associated with future tax deductions and carryforward items. Until an appropriate level of profitability is attained, a valuation allowance will be maintained on non-U.S. deferred tax assets. At March 31, 2021 and December 31, 2020, the Company had unused non-U.S. net operating loss carryforwards of approximately $170,000 which have indefinite carryforward periods.

11. Contingencies

The Company is a party to various actions and claims arising in the ordinary course of business. In the opinion of management and legal counsel, these claims and actions, both individually and in the aggregate, can be resolved in a manner which will not result in a material liability.

12. Subsequent Events

Subsequent events were evaluated through August 4, 2021, the date the unaudited condensed consolidated financial statements were available to be issued.

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